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    PRICING SUPPLEMENT NO. 5                TO PROSPECTUS DATED June 27, 1997
    CUSIP #44922L3Z7                                RULE NO. 424 (b) (2)
                                                    REGISTRATION NO. 333-26211
                        (AS SUPPLEMENTED June 27, 1997)


                             IBM CREDIT CORPORATION


                                MEDIUM-TERM NOTE



               (DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE)



                                (FIXED RATE NOTE)


Principal Amount: $50,000,000.00                                  Designation      : N9702004

Issue Price (as a % of Principal Amount): 99.978%                Orig. Issue Date : 07/22/97

Record Dates: 02/15, 08/15,                                         Maturity Date    : 07/22/99

Interest Payment Dates: 03/01, 09/01                              Initial Int. Rate:  6.10% per yr.


    Redemption:


    Check opposite applicable paragraph.



    XXX
    -----  The Notes cannot be redeemed prior to maturity.


    -----  The Notes may be redeemed prior to maturity.



    Initial Redemption Date: N/A

         The Optional Redemption Price shall initially be N/A of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Dates by N/A of the principal amount to be redeemed until the Optional redemption Price is 100% of such principal amount.

    DATED 07/17/97